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                                                                     Exhibit 4.3
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                              CONVEYANCE AGREEMENT


                  Advanta Mortgage Corp. USA, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. Northeast, Advanta Finance Corp., Advanta Bank Corp. and Advanta National Bank, (each, an "Affiliated Originator"), and Advanta Conduit Receivables, Inc., as sponsor, pursuant to the Mortgage Loan Transfer Agreement dated as of August 1, 1999 (the "Transfer Agreement") among themselves and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), hereby confirm their understanding with respect to the conveyance by each Affiliated Originator of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Transferred Mortgage Loans") to the Sponsor.

                  Conveyance of Transferred Mortgage Loans. Each Affiliated Originator and the Sponsor, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey, and does direct the Trustee to convey to the Sponsor and/or the Advanta Mortgage Loan Trust, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the Pooling and Servicing Agreement, dated as of August 1, 1999 (the "Pooling and Servicing Agreement") among the Sponsor, the Master Servicer and the Trustee), the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all interest accrued and principal received by such Affiliated Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related Mortgage Insurance Policies.

                  If an Affiliated Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Affiliated Originator shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official.

                  The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Affiliated Originator.

                  The Affiliated Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Transfer Agreement with respect to the Transferred Mortgage Loans.

                  The "Cut-off Date" with respect to such Transferred Mortgage Loans shall be August 1, 1999.

                  All terms and conditions of the Transfer Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this
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Conveyance Agreement shall control over the conflicting provisions of the
Transfer Agreement.

                  Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Transfer Agreement.

                  [Remainder of Page Intentionally left Blank]
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Conveyance Agreement to be duly executed by their respective officers, all as of the 24th day of August, 1999.

                                        ADVANTA MORTGAGE CORP. USA
                                        ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                                        ADVANTA MORTGAGE CORP. MIDWEST
                                        ADVANTA MORTGAGE CORP. NORTHEAST
                                        ADVANTA FINANCE CORP.
                                        ADVANTA NATIONAL BANK,
                                                 as Affiliated Originators


                                        By: /s/ Michael Coco
                                            ------------------------------------
                                        Name:    Michael Coco
                                        Title:   Vice President

                                        ADVANTA CONDUIT
                                        RECEIVABLES, INC., as Sponsor


                                        By: /s/ Michael Coco
                                            ------------------------------------
                                        Name:    Michael Coco
                                        Title:   Vice President

                                        ADVANTA BANK CORP.,
                                        as an Affiliated Originator


                                        By: /s/ Mark Hales
                                            ------------------------------------
                                        Name: Mak Hales
                                        Title: Vice President

                                        BANKERS TRUST COMPANY
                                        OF CALIFORNIA, N.A., as Trustee


                                        By: /s/ Mark McNeill
                                            ------------------------------------
                                        Name: Mark McNeill
                                        Title:


                                        Conveyance Agreement